Exhibit 99.1

Monotype Imaging Announces Fourth Quarter and Full Year 2009 Results

Company Reports Strong Revenue and Profitability

WOBURN, Mass.--(BUSINESS WIRE)--March 4, 2010--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the fourth quarter and full year ended Dec. 31, 2009.

Fourth quarter and full year 2009 highlights:

  Fourth quarter revenue was $25.1 million, an eight percent decline year-over-year and a nine percent increase over the prior quarter. Full year 2009 revenue was $94.0 million, a decrease of 15 percent year-over-year.
  Net income for the fourth quarter was $4.0 million, versus $4.1 million in the fourth quarter of 2008. Full year 2009 net income was $13.4 million, versus $15.4 million in the prior year.
  Non-GAAP net adjusted EBITDA for the fourth quarter was $10.6 million, or 42 percent of revenue. Full year 2009 non-GAAP net adjusted EBITDA was $41.0 million, or 44 percent of revenue.
  Cash flow from operations was $5.7 million for the fourth quarter and $28.1 million for the full year 2009. Cash and cash equivalents balance as of Dec. 31, 2009, was $34.6 million, an increase of $2.7 million from the prior year, inclusive of $22.5 million in debt repayments.

"A return to sequential growth in our OEM business contributed to fourth quarter total revenues that exceeded our expectations. Our overall business has grown sequentially during each of the past two quarters, and we believe we have effectively managed the business past the low point we experienced earlier in 2009,” said Doug Shaw, president and chief executive officer. “The strategic investments we made over the last year have strengthened our product offerings and expanded our market opportunities. We believe the company is well positioned for 2010 and beyond.”

Scott Landers, senior vice president and chief financial officer, said, “Our results for the fourth quarter and the full year 2009 reflect our ability to manage our business to significant levels of profitability. We balanced cost containment with investments, while at the same time grew our cash balances to $34.6 million and reduced our debt balances by over $22 million.”

Fourth quarter operating results

Revenue for the fourth quarter of 2009 was $25.1 million, down eight percent compared to $27.4 million in the fourth quarter of 2008. OEM revenue for the quarter was $18.5 million, decreasing eight percent year-over-year. Creative Professional revenue for the quarter was $6.7 million, decreasing nine percent from the fourth quarter of 2008.

Net income for the fourth quarter of 2009 was $4.0 million, compared to $4.1 million in the prior year period. Earnings per diluted share for the fourth quarter of 2009 were $0.11, consistent with the fourth quarter of 2008.

In the fourth quarter of 2009, non-GAAP net adjusted EBITDA was $10.6 million, compared to $13.1 million in the fourth quarter of last year.

Beginning in the second quarter of 2009, Monotype Imaging changed its definition of non-GAAP net adjusted EBITDA to be calculated as GAAP operating income and adding back share-based compensation, depreciation and amortization expenses.

Full year 2009 operating results

Revenue for the full year 2009 was $94.0 million, a decrease of 15 percent compared to $110.9 million in the full year 2008. OEM revenues were $69.0 million, decreasing 11 percent year-over-year. Creative Professional revenues were $25.0 million, decreasing 24 percent year-over-year.

Net income for the full year 2009 was $13.4 million, compared to net income of $15.4 million for the prior year. Earnings per diluted share for the full year 2009 were $0.38 compared to earnings per diluted share of $0.43 for the full year 2008.

For the full year 2009, non-GAAP net adjusted EBITDA was $41.0 million, compared to non-GAAP net adjusted EBITDA of $48.9 million for the prior year.

A reconciliation of GAAP operating income to non-GAAP net adjusted EBITDA for the three and 12 months ended Dec. 31, 2009 and 2008 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $34.6 million as of Dec. 31, 2009, an increase from $31.9 million at the end of the prior year. Monotype Imaging generated $5.7 million of cash from operations in the fourth quarter of 2009 and $28.1 million on a full year basis. The company's outstanding debt was $91.4 million as of Dec. 31, 2009, a decrease from $99.2 million as of Sept. 30, 2009 and $113.6 million at the end of the prior year.

Financial Outlook

For the first quarter of 2010, Monotype Imaging expects revenue in the range of $24.0 million to $25.0 million. The company expects first quarter 2010 non-GAAP net adjusted EBITDA in the range of $9.5 million to $10.5 million and earnings per share in the range of $0.07 to $0.09.

For full year 2010, Monotype Imaging expects revenue in the range of $100 million to $104 million. The company expects full year 2010 non-GAAP net adjusted EBITDA in the range of $42 million to $45 million and earnings per share in the range of $0.36 to $0.41.

Conference call details

Monotype Imaging will host a conference call on Thursday, March 4, 2010 at 8:30 a.m. EST to discuss the company's fourth quarter and full year 2009 results and business outlook for 2010. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” section of Monotype Imaging’s Web site at www.monotypeimaging.com. The live call can also be accessed by dialing (877) 941-2333 (domestic) or (480) 629-9723 (international) using passcode 4206505. If individuals are unable to listen to the live call, the audio webcast will be archived in the “Investor Relations” portion of the company’s Web site for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company's OEM business and Creative Professional business, the execution of the company's growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company's actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company's text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company's ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company's intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company's public filings with the Securities and Exchange Commission, including the risk factors included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2008, as amended, and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2009. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, navigation devices, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 10,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative and business professionals through custom font design services, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world's major languages. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Japan, China and Korea, in addition to U.S. regional offices in Mt. Prospect, Ill., Redwood City, Calif. and Boulder, Colo. Information about Monotype Imaging and its products can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2010 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$34,616	$31,941
Accounts receivable, net	5,145	6,010
Income tax refunds receivable	885	—
Deferred income taxes	878	1,637
Prepaid expenses and other current assets	1,666	1,603

Total current assets	43,190	41,191
Property, plant and equipment, net	1,790	2,093
Goodwill	140,745	138,898
Intangible assets, net	85,088	91,416
Other assets	1,564	3,823

Total assets	$272,377	$277,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395	$646
Accrued expenses and other current liabilities	8,635	12,443
Accrued income taxes	903	1,700
Deferred revenue	6,446	5,669
Current portion of long-term debt	16,293	17,769

Total current liabilities	32,672	38,227
Long-term debt, less current portion	75,060	95,827
Other long-term liabilities	784	1,064
Deferred income taxes	18,310	17,165
Reserve for income taxes, net of current portion	1,550	1,343
Accrued pension benefits	3,479	2,959
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	148,273	142,676
Treasury stock, at cost	(86)	(86)
Accumulated deficit	(10,043)	(23,445)
Accumulated other comprehensive income	2,343	1,656

Total stockholders’ equity	140,522	120,836

Total liabilities and stockholders’ equity	$272,377	$277,421

MONOTYPE IMAGING HOLDINGS INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue	$25,116	$27,369	$94,005	$110,861

Cost of revenue	1,870	1,702	6,861	9,101
Cost of revenue—amortization of acquired technology	848	844	3,383	3,392

Total cost of revenue	2,718	2,546	10,244	12,493

Gross profit	22,398	24,823	83,761	98,368
Operating expenses:
Marketing and selling	6,358	5,715	23,645	22,911
Research and development	3,958	3,478	14,142	14,867
General and administrative	3,877	4,531	14,674	19,882
Amortization of other intangible assets	1,197	1,382	4,744	6,924

Total operating expenses	15,390	15,106	57,205	64,584

Income from operations	7,008	9,717	26,556	33,784
Other expense:
Interest expense	1,253	1,853	4,496	8,197
Interest income	(1)	(10)	(61)	(120)
Other (income) expense, net	53	1,295	1,144	556

Total other expense	1,305	3,138	5,579	8,633

Income before provision for income taxes	5,703	6,579	20,977	25,151
Provision for income taxes	1,681	2,501	7,575	9,770

Net income	$4,022	$4,078	$13,402	$15,381

Net income available to common stockholders	$4,000	$4,032	$13,315	$15,130

Net income per common share:
Basic	$0.12	$0.12	$0.39	$0.45
Diluted	$0.11	$0.11	$0.38	$0.43
Weighted average number of shares outstanding: Basic	34,470,331	34,122,996	34,365,544	33,818,508
Weighted average number of shares outstanding: Diluted	35,594,599	35,088,430	35,288,126	35,304,794

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income	$4,022	$4,078	$13,402	$15,381
Provision for income taxes	1,681	2,501	7,575	9,770
Interest expense, net	1,252	1,843	4,435	8,077
Depreciation and amortization	2,349	2,493	9,298	11,441

EBITDA	$9,304	$10,915	$34,710	$44,669
Share based compensation	1,282	893	5,186	3,634
Non-cash add backs	(265)	N/A	(163)	N/A
Restructuring, issuance and cash non-operating add backs (2)	782	N/A	969	N/A
Acquisition expenses	52	N/A	65	N/A

Adjusted EBITDA (1)	$11,155	$11,808	$40,767	$48,303

(1) The definition of Adjusted EBITDA was modified on October 30, 2009. As a result, certain add backs to Adjusted EBITDA are not applicable in three months and year ended December 31, 2008.

(2) Permits an add-back of up to $250 thousand of cash non-operating expense, which is not to exceed a maximum of $1.5 million when combined together with restructuring and issuance costs, on a trailing twelve month basis.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP operating income	$7,008	$9,717	$26,556	$33,784
Depreciation and amortization	2,349	2,493	9,298	11,441
Share based compensation	1,282	893	5,186	3,634

Non-GAAP net adjusted EBITDA	$10,639	$13,103	$41,040	$48,859

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Marketing and selling	$470	$359	$1,818	$1,141
Research and development	278	20	1,186	717
General and administrative	534	514	2,182	1,776

Total share based compensation	$1,282	$893	$5,186	$3,634

MONOTYPE IMAGING HOLDINGS INC. MARKET INFORMATION (Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
OEM	$18,461	$20,073	$68,967	$77,810
Creative professional	6,655	7,296	25,038	33,051

Total	$25,116	$27,369	$94,005	$110,861

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands)

RECONCILIATION OF FORECASTED GAAP OPERATING INCOME TO FORECASTED NON-GAAP NET ADJUSTED EBITDA

	Low End of Guidance	High End of Guidance
	Q1 2010	Q1 2010
GAAP Operating income	$5,900	$6,900
Depreciation and amortization	2,400	2,400
Share based compensation	1,200	1,200

Non-GAAP Net adjusted EBITDA	$9,500	$10,500

	Low End of Guidance	High End of Guidance
	2010	2010
GAAP Operating income	$26,900	$29,900
Depreciation and amortization	9,500	9,500
Share based compensation	5,600	5,600

Non-GAAP Net adjusted EBITDA	$42,000	$45,000

CONTACT:
ICR
Kori Doherty, 781-970-6120
ir@monotypeimaging.com